              SILICON VALLEY BANCSHARES ANNUAL REPORT ON FORM 10-K

           EXHIBIT 21.1 -- SUBSIDIARIES OF SILICON VALLEY BANCSHARES

    Silicon Valley Bancshares owns 100.0% of the outstanding voting securities of the following corporations, both of which are included in Silicon Valley Bancshares' consolidated financial statements:

                                              JURISDICTION OF
                 NAME                          INCORPORATION
---------------------------------------  --------------------------
Silicon Valley Bank                               California
SVB Leasing Company (Inactive)                    California

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